                       MODIFICATION AND RELEASE AGREEMENT

         THIS  AGREEMENT  (this  "Agreement"),  dated as of the __ day of _____,
2001, between Cheshire  Distributors,  Inc., a Delaware  corporation,  having an address at 1599 Post Road East, Westport, Connecticut 06880 (the "Company"), and
_______ (the "Creditor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company, as maker, executed and delivered to the Creditor, as payee  thereof,  that certain  _____ Note  (Debenture),  dated _______ in the original  principal  amount of  _______  as the same may have been  modified  or amended to the date hereof (the "Note"); and

         WHEREAS,  the Company has  requested,  among other things,  that upon a cash  payment of _______ (the "Cash  Payment") , the  Creditor  modify the Note, including the outstanding  principal balance owed by the Company under the Note, and the total  outstanding  interest and penalties owed by the Company under the
Note, plus any all amounts,  fees or penalties due under the Purchase  Agreement and the exhibits thereto (collectively, the "Outstanding Amount") by agreeing to accept this  payment from the Company in full  satisfaction  of the Note and the
Outstanding Amount; and

         WHEREAS, the Creditor is willing upon the cash payment to so modify the
Note ;and

         NOW, THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which the parties hereto hereby  acknowledge,  the parties hereto hereby agree as follows:

         1.  Amendment to Note.  Provided that the Company makes the Cash
Payment to Creditor,  the Note is hereby amended to allow the total  Outstanding
Amount to be paid by the issuance of the Shares to Creditor.

         2.  Simultaneous  Cash  Payment. As a condition of the foregoing modifications,  simultaneously with the execution of this Agreement, the Company shall make the Cash Payment to Creditor in the amount of _______, representing a reduction of the amounts due to Creditor by Company under the Note.

         3. Additional compensation. In addition to the cash payment, the company will issue shares to the  creditor.  The number of shares  issued to the creditor will be equal to his  proportion in the total debt of the company times the total number of shares issued to all the creditors.  The expected  number of shares to be issued to the creditor is ________.

         4.  Satisfaction  and  Release.  Upon the payment of ________ to
Creditor, the Company shall have no further obligation or liability to Creditor, and the Company and its Chairman, officers,  directors,  employees,  affiliates, entities which contracted with the company and its officers and agents and their heirs, successors and assigns shall therewith be released by

Modification and Release Agreement

Creditor of any and all liability or  obligations of any nature and from any and all  claims,  demands  complaints  and  accusations  and causes of action  which
Creditor ever had, now has, or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever,  including without limitation under the Note,
Warrants, Conversion Shares or any applicable securities laws.

         5.  Consequences of Bankruptcy. In the event that the Company is placed into an  involuntary  or voluntary  bankruptcy  proceeding,  the Creditor agrees hereby that it votes in favor of a plan of  reorganization or liquidation of the Company (the Plan") which  provides for the same  percentage  and prorata amount of cash payment and common stock  issuance as provided in this  Agreement to be paid to all creditors in the same class as the  Creditor.  Notwithstanding the  foregoing,  this  Section 6 shall  only be  operative  in a  bankruptcy  if two-thirds  in dollar  amount and more than  one-half  in number of the  current outstanding  creditors  of the  Company  in the same  class  and  status  as the
Creditor have entered into Modification and Release  Agreements  similar to this
Agreement  that provide for a settlement  and  compromise  of their claim in the same  percentage  as  agreed  by the  Creditor  prior to the  filing of any such bankruptcy petition.

         6.  Miscellaneous.  It is the  intent of the  parties  that this
Agreement  is a  modification,  and not a novation of the Note.  This  Agreement shall be binding  upon and inure to the benefit of the parties  hereto and their respective successors, assigns, heirs and representatives.  The recitals in this
Agreement shall form a substantive  part of this  Agreement.  This Agreement may not be changed or  terminated  orally  nor may any of its  provisions  be waived except by an agreement in writing signed by the party to be charged. If any term or  provision  of  this  Agreement  shall  be  held to be  invalid,  illegal  or unenforceable in any respect or under any  circumstances,  the remainder of this
Agreement  and the  application  thereof  to other  circumstances  shall  not be affected and shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.

CHESHIRE DISTRIBUTORS, INC.               CREDITOR:

By:____________________________           ____________________________
   Name:  Gilad Gat                       Name:
   Title: Vice President                  Title: